UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-SB/A
(Amendment No. 2)
GENERAL FORM FOR REGISTRATION OF SECURITIES
OF SMALL BUSINESS ISSUERS
Under Section 12(b) or (g) of The Securities Exchange Act of 1934
CIPAR Inc.
(Name of Small Business Issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3580013 (IRS Employer Identification No.)
23400 Commerce Park Road, Beachwood, Ohio 44122
(Address of principal executive offices)                  (Zip Code)
Issuer’s telephone number (216) 416-7000
COPIES TO:

Michael A. Ellis, Esq. Porter Wright Morris & Arthur, LLP 925 Euclid Avenue, Suite 1700 Cleveland, Ohio 44115-1483 (216) 443-2535	Morris H. Wheeler President and Chief Executive Officer CIPAR Inc. 23400 Commerce Park Road Beachwood, Ohio 44122
Securities to be registered under Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered

N/A	N/A
Securities to be registered under Section 12(g) of the Act:
Common Stock, with a par value of $0.01 per share
(Title of Class)

CIPAR Inc.
Cross-Reference Sheet Between the Proxy Statement/Information Statement and Items of Form 10
Information Included in the Proxy Statement/Information Statement that is Incorporated by Reference into the Registration Statement on Form 10

Location in Proxy
Item No.	Item Caption	Statement/Information Statement
1.	Description of Business	Description of CIPAR Business

2.	Management’s Discussion and Analysis or Plan of Operation	Management’s Discussion and Analysis

3.	Description of Property	Description of CIPAR Property

4.	Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Cohesant Technologies, Inc. and CIPAR Inc.

5.	Directors and Executive Officers, Promoters and Control Persons	Management and Directors of CIPAR

6.	Executive Compensation	Executive Compensation of CIPAR

7.	Certain Relationships and Related Transactions, and Director Independence	Management and Directors of CIPAR

8.	Description of Securities	Description of Capital Stock of CIPAR
Part II

1.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	The CIPAR Special Dividend — Background to, and Reasons for, the Spin-Off; Security Ownership of Cohesant Technologies, Inc. and CIPAR Inc.

2.	Legal Proceedings	Not Applicable

3.	Changes in and Disagreements with Accountants	Not Applicable

4.	Recent Sales of Unregistered Securities	Not Applicable

5.	Indemnification of Directors and Officers	Indemnification of Directors and Officers

Part F/S		Unaudited Pro Forma Condensed Combined Financial Information; Index to Financial Statements
Part III
Items 1 and 2.   Index to, and Description of, Exhibits.

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Incorporation

3.2*	Form of Amended and Restated By-Laws

10.1*	Agreement and Plan of Merger, dated December 3, 2007, between Graco Inc., Graco Indiana Inc., Cohesant Technologies Inc., CIPAR Inc., and GlasCraft Inc.

10.2*	Form of Tax Matters Agreement to be entered into between Cohesant Technologies Inc. and CIPAR Inc.

Exhibit No.	Description
10.3*	Separation Agreement, dated December 3, 2007, between Cohesant Technologies Inc. and CIPAR Inc.

10.4*	Form of Reciprocal Transition Services Agreement to be entered into between Cohesant Technologies and CIPAR Inc.

21.1*	List of Subsidiaries of CIPAR Inc.

23.1**	Consent of Ernst & Young

23.2**	Consent of Western Reserve Partners LLC

99.1	Definitive Proxy Statement/Information Statement on Schedule 14A of Cohesant Technologies Inc., filed with the Securities and Exchange Commission on February 6, 2008. Appendixes to the Proxy Statement/Information Statement and the accompanying proxy card are not included in Exhibit 99.1.

*	Previously filed as an exhibit to the Form 10-SB filed by the Company on January 8, 2008 and incorporated by reference herein.
**	Previously filed as an exhibit to the Form 10-SB/A filed by the Company on January 23, 2008 and incorporated by reference herein.
SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CIPAR, Inc.
By:	/s/ Robert W. Pawlak
Robert W. Pawlak
Chief Financial Officer

Dated: February 6, 2008